                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                        ITI TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                              ITI TECHNOLOGIES, INC.
                              A DELAWARE CORPORATION
                             2266 NORTH SECOND STREET
                           NORTH ST. PAUL, MINNESOTA 55109

                    --------------------------------------------

                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          MAY 22, 1997, AT 9:00 O'CLOCK A.M.

                    --------------------------------------------


TO ITI TECHNOLOGIES, INC. STOCKHOLDERS:


The annual meeting of the stockholders of ITI Technologies, Inc. (the "COMPANY") will be held on May 22, 1997, at 9:00 o'clock a.m., C.D.T., at the Marquette Hotel, Seventh Street and Marquette Avenue, Minneapolis, Minnesota 55402, for the following purposes:

      1.    To elect a Board of Directors.

      2. To consider and act upon a proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock.

      3. To ratify the selection by the Board of Directors of Coopers & Lybrand, L.L.P. as the independent accountants to audit the consolidated financial statements of the Company for the year ending December 31, 1997.

      4. To transact such other business as may properly come before the meeting or any adjournments thereof.

In accordance with the Bylaws of the Company, the Board of Directors has set the close of business on April 7, 1997, as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting or any adjournments thereof.

Your attention is respectfully directed to the attached Proxy Statement and the Proxy. IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN THE ATTACHED PROXY AND DATE, SIGN AND MAIL IT AS PROMPTLY AS POSSIBLE IN ORDER TO SAVE THE COMPANY FURTHER SOLICITATION EXPENSE.


                                    By order of the Board of Directors

                                    CHARLES A. DURANT
                                    Secretary

                       ITI TECHNOLOGIES, INC.
                       A DELAWARE CORPORATION
                      2266 NORTH SECOND STREET
                   NORTH ST. PAUL, MINNESOTA 55109
                           612-777-2690
                 -----------------------------------

                           PROXY STATEMENT
                  ANNUAL MEETING OF STOCKHOLDERS
                            MAY 22, 1997
                 -----------------------------------


                       SOLICITATION OF PROXIES


This Proxy Statement is submitted in support of the solicitation of the enclosed proxy by the Board of Directors of ITI Technologies, Inc., a Delaware corporation (the "Company"), for the annual meeting of the stockholders of the Company (the "Annual Meeting") to be held on May 22, 1997, at 9:00 o'clock a.m. at the Marquette Hotel, Seventh Street and Marquette Avenue, Minneapolis, Minnesota 55402, and at any adjournments thereof. The cost of solicitation will be borne by the Company. This Proxy Statement and the accompanying Proxy and Notice of Annual Meeting of Stockholders is intended by the Company to be mailed to its stockholders on or about April 11, 1997. The Company may reimburse brokerage firms, banks, and other custodians, nominees, and fiduciaries for expenses reasonably incurred in forwarding solicitation materials to beneficial owners of shares.

The Company may have one or more of its officers or employees communicate by telephone, telegraph, or mail with some of the stockholders who may have omitted to return proxies.

                     VOTING AND REVOCATION OF PROXY

The Annual Meeting is being held for the purposes of electing the Company's Board of Directors, to consider and act upon the proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock, to ratify the selection by the Board of Directors of Coopers & Lybrand L.L.P. as the Company's independent accountants for the year ending December 31, 1997, and to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The annual report of the Company for the year ended December 31, 1996, including financial statements, is being mailed to stockholders simultaneously herewith, but the annual report is not to be considered part of the proxy soliciting materials.

Only holders of record of shares of the Company's $0.01 per share par value common stock (the "Common Stock") at the close of business on April 7, 1997, the record date of the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. The securities of the Company outstanding as of April 7, 1997, and which are entitled to vote at the Annual Meeting consist of ________ shares of Common Stock, each share being entitled to one vote. Stockholders do not have the right to cumulate votes for the election of directors.

The enclosed Board of Directors' proxy, when properly signed and returned to the Company, will be voted at the Annual Meeting as directed therein.
Proxies in which no direction is given with respect to the various matters of business to be transacted at the Annual Meeting will be voted (i) FOR the election of the six nominees for the Board of Directors named in this Proxy Statement; (ii) FOR the approval of the proposed amendment to the Certificate of Incorporation; and (iii) FOR the ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for the year ending December 31, 1997. While the Board of Directors knows of no other matters to be presented at the Annual Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

The enclosed proxy may be revoked at any time before it is voted by the execution and delivery of a proxy bearing a later date or by notification in writing given to the Secretary of the Company prior to the Annual Meeting. The enclosed proxy may also be revoked by attending the Annual Meeting and electing to vote in person.

A quorum, consisting of a majority of the shares of Common Stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting. In accordance with the laws of the State of Delaware and the Company's Certificate of Incorporation and Bylaws, (i) with respect to the election of directors, which requires a plurality of the votes cast, only proxies and ballots indicating votes "FOR all nominees," "WITHHELD for all nominees," or specifying that votes be withheld for one or more designated nominees, are counted to determine the total number of votes cast, and broker non-votes are not counted, and (ii) with respect to the adoption of all other proposals, which are decided by a majority of the shares of the stock of the Company present in person or by proxy and entitled to vote, only proxies and ballots indicating votes "FOR," "AGAINST" or "ABSTAIN" on the proposal or providing the designated proxies with the right to vote in their judgment and discretion on the proposal are counted to determine the number of shares present and entitled to vote, and broker non-votes are not counted.

                              PROPOSAL 1
                       ELECTION OF DIRECTORS

GENERAL

The Bylaws of the Company provide that the number of directors may be set by the Board of Directors at any time but may not be fewer than three nor more than nine. The Board has set the number of directors at no fewer than six nor more than eight.

It is the recommendation of the Company's Board of Directors that the six nominees named below be elected as directors, to serve as directors until the next annual meeting of the stockholders and until their successors shall be duly elected and qualified as directors. The Board may appoint up to two additional members to the Board if individuals qualified to serve as directors are found and agree to serve.

Unless otherwise directed, the proxies solicited by the Board of Directors will be voted in favor of the nominees named below. However, in the event of the inability or unwillingness of one or more of these nominees to serve as a director at the time of the Annual Meeting on May 22, 1997, or any adjournments thereof, the shares represented by the proxies will be voted in favor of the remainder of such nominees and may also (in the discretion of the holders of said proxies) be voted for other nominees not named herein, in lieu of those unable or unwilling to serve. As of the date hereof, the Board of Directors knows of no nominee who is unable or unwilling to serve.

All of the nominees of the Board of Directors are presently serving as directors of the Company. The names, ages and tenure of all six nominees are as follows:

                                             Ages        Director Since
                                             ----        --------------
            Thomas L. Auth                    52            1992
            W. Wallace McDowell, Jr.          60            1992
            William C. Ughetta, Jr.           36            1992
            Perry J. Lewis                    59            1992
            Sangwoo Ahn                       58            1992
            Walter R. Barry, Jr.              63            1995

STOCKHOLDER APPROVAL

The affirmative vote of a plurality of the voting power of the shares present in person or by proxy at the Annual Meeting and entitled to vote (assuming a quorum is present) is required to elect each director.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE SIX NOMINEES FOR THE BOARD OF DIRECTORS AS SET FORTH IN PROPOSAL 1.

INFORMATION REGARDING NOMINEES FOR ELECTION AS DIRECTORS

The following discussion sets forth certain information regarding the nominees for the Board of Directors of the Company.

THOMAS L. AUTH has been an executive officer of Interactive Technologies, Inc., a wholly-owned subsidiary of the Company ("Interactive Technologies"), since 1981 and President since 1983. He has been President and Chief Executive Officer of the Company since March 1993 and a director since May 1992. Mr. Auth was appointed Chairman of the Board of Directors on April 1, 1997. Mr. Auth also is a director of Ergodyne Corporation, EH Publishing, Inc., and Vomela Specialty Company, which are privately-held companies. He has served as the Treasurer and a Board member of the Security Industry Association and is also a certified public accountant.

W. WALLACE MCDOWELL, JR. has been a director of the Company and has served as Chairman of the Board of Directors from May 1992 to April 1997. On November 1, 1994, he became a private investor. From 1991 until November 1, 1994, he was a Managing Director of Morgan Lewis Githens & Ahn ("MLG&A"), a privately-owned international investment banking and leveraged buyout firm which was founded in 1982. From 1983 until January 1991, Mr. McDowell was Chairman and Chief Executive Officer of the Prospect Group, Inc., which was founded as a private venture capital company and evolved into a diversified leveraged acquisition company. Mr. McDowell is a director of U.S. HomeCare, Inc., Children's Discovery Centers of America, and Jack Morton Productions. He also is a trustee of Excelsior Funds, a group of mutual funds.

WILLIAM C. UGHETTA, JR. has been a director of the Company since February 1992 and an officer since March 1992. Mr. Ughetta currently serves as Assistant Secretary of the Company. Mr. Ughetta joined MLG&A as a Vice President in October 1990 and became a managing director in January 1994. He also is a managing director of MLGAL Partners, L.P., which is the general partner of MLGA Fund II, L.P. From 1989 to October 1990, Mr. Ughetta was a Vice President in the corporate finance group of The Prudential Insurance Company of America. Mr. Ughetta also is a director of Gradall Industries, Inc.

PERRY J. LEWIS has been a director of the Company since May 1992 and was President from May 1992 until March 1993. Mr. Lewis was a founding partner of MLG&A and has served as a partner of that firm since 1982. He has been a general partner of MLGAL Partners, L.P. since April 1987. Mr. Lewis is a director of Aon Corporation, Evergreen Media Corporation, Stuart Entertainment, Inc., Quaker Fabric Corporation, and Gradall Industries, Inc.

SANGWOO AHN has been a director of the Company since May 1992. He was a founding partner of MLG&A and has served since April 1982 as a partner of that firm. He has been a general partner of MLGAL Partners, L.P., since April 1987. Mr. Ahn is also a director of Kaneb Pipe Line Partners, L.P., Kaneb Services, Inc., PAR Technologies, Inc., Stuart Entertainment, Inc., Quaker Fabric Corporation, and Gradall Industries, Inc.

WALTER R. BARRY, JR. has been a director of the Company since February 1995. Mr. Barry is a director of Old Country Buffets, Inc., a publicly-held company, and he also serves as a director of Diamond Brands Inc. and Tru-Stone Corp., which are privately-held companies. Until January 1, 1988, Mr. Barry served as an Executive Vice President of General Mills, Inc., a manufacturer and marketer of consumer foods.

BOARD ACTIONS AND COMMITTEES

During the fiscal year ended December 31, 1996, the Board of Directors held six formal meetings and twice adopted written actions in lieu of a meeting. Board members also met informally during the year to discuss various aspects of the business affairs of the Company.

All directors hold office until the next annual meeting of stockholders and until their successors have been elected and qualified or until their earlier death, resignation or removal from office. The officers of the Company are appointed by the Board of Directors and hold office until their successors are chosen and qualified or until their earlier death, resignation, or removal from office.

The Compensation Committee of the Board of Directors for 1996 and 1997 consisted of and consists of Thomas L. Auth, W. Wallace McDowell, Jr., and Perry J. Lewis. Messrs. McDowell and Lewis are non-employee directors of the Company and constitute the members of the Sub-Committee of the Compensation Committee (the "Compensation Sub-Committee") that administer certain aspects of the Company's Long-Term Stock Incentive Plan (the "Stock Incentive Plan"). The Compensation Committee makes recommendations to the Board regarding the compensation of executive officers, and the Compensation Committee and Compensation Sub-Committee administer the Company's Stock Incentive Plan.
The Compensation Committee adopted written actions in lieu of meetings twice during 1996.

The Audit Committee of the Board of Directors for 1996 and 1997 consisted of and consists of W. Wallace McDowell, Jr., William C. Ughetta, Jr., and Walter
R. Barry, Jr., all of whom are non-employee directors of the Company. The Audit Committee annually recommends independent accountants for appointment by the Board of Directors and ratification by the stockholders, reviews the services to be performed by the independent accountants, and receives and reviews the reports submitted by them. The Audit Committee held one meeting during 1996.

The Board of Directors has no nominating committee.

No member of the Board of Directors attended less than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served.

INFORMATION REGARDING CERTAIN EXECUTIVE OFFICERS

CHARLES E. BRISKEY has been employed by Interactive Technologies in various capacities since July 1981. He has been an executive officer of the Company since March 1993. He has been Senior Vice President, Operations since March 1996 and Treasurer since March 1993. Mr. Briskey served as Vice President, Operations from July 1985 until March 1996. He has responsibility for all production and purchasing activities.

ROBERT E. BRUNIUS has been employed by Interactive Technologies in engineering activities since August 1981. He has been an executive officer of the Company since September 1994. He has been Senior Vice President, Engineering since March 1996 and was Vice President, Engineering of Interactive Technologies from May 1984 until March 1996.

JACK A. REICHERT joined Interactive Technologies in February 1991 as Controller and became an executive officer of the Company in September 1994. He now serves as Vice President, Finance of the Company and Vice President, Finance and Administration of Interactive Technologies. From May 1990 until February 1991, he was Controller at American Coating Technology, Inc., a paper coating concern. From 1983 until May 1990, Mr. Reichert held various accounting positions with Donaldson Company, Inc., a multinational manufacturer of filtration products and accessories. He is also a certified public accountant.

CHARLES A. DURANT has been an employee of the Company and Interactive Technologies since January 1996 and became Secretary of the Company and the Vice President, General Counsel and Secretary of Interactive Technologies in March 1996. From September 1989 until January 1996, he was an attorney at Winthrop & Weinstine, P.A., which provides legal services to the Company and Interactive Technologies. Mr. Durant attended law school at the University of Minnesota from August 1986 until May 1989. From June 1979 until May 1988, he held various accounting positions with Honeywell Inc. Mr. Durant serves as a director of Coffee House Press, a private Minnesota nonprofit corporation.

DUANE PAULSON has been Vice President, Marketing of Interactive Technologies since March 1996 and has been employed in various marketing positions at Interactive Technologies since 1991. From August 1988 to March 1991, he was a management consultant to member utilities while on the staff of the National Rural Electric Cooperative Association. From March 1980 to August 1988, he held various marketing and public relations positions with United Power Association, a Minnesota utility.

REED G. GROTHE has been Vice President, Sales of Interactive Technologies since March 1996 and has been employed at Interactive Technologies since February 1995. He was Executive Vice President, Sales and Administration for General Office Products Company, a regional distributor of office equipment, supplies and furnishings, from June 1990 to February 1995. From 1986 to 1989, he was President of Executone of Minnesota, a regional distributor of telephone and hospital communication systems.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the cash and non-cash compensation for 1994, 1995 and 1996 awarded to or earned by the Company's Chief Executive Officer and the four other highest-compensated executive officers of the Company whose salaries and bonuses exceeded $100,000 during 1996:


                                                                      Long-Term
                                                                    Compensation
                                                                    ------------
                                                                      Number of
       Name and                         Annual Compensation         Stock Options       All Other
  Principal Position       Year        Salary        Bonus           Granted(3)      Compensation(4)
---------------------     -----      ---------    ------------      ------------     ---------------
Thomas L. Auth             1994      $ 300,000    $  82,500(2)           90,909            $  2,250
President and Chief        1995        300,000      139,500(2)          160,000               2,250
Executive Officer          1996        325,000      156,000(2)          100,000               2,250

Stephen J. Wanek(1)        1994     $  160,000     $ 33,000(2)           36,364            $  2,250
Senior Vice President      1995        160,000       55,800(2)           55,000               2,250
                           1996        165,000       57,600(2)           35,000               2,250

Charles E. Briskey         1994     $  140,000     $ 28,875(2)           31,818            $  2,100
Senior Vice President,     1995        140,000       55,800(2)           55,000               2,250
Operations                 1996        150,000       57,600(2)           35,000               2,250

Robert E. Brunius          1994     $  140,000     $ 28,875(2)           31,818            $  2,100
Senior Vice President,     1995        140,000       55,800(2)           55,000               2,250
Engineering                1996        150,000       57,600(2)           35,000               2,250

Reed G. Grothe             1994      $     ---     $    ---                 ---             $   ---
Vice President, Sales      1995(5)      85,773        10,850              7,000                 ---
                           1996(5)     110,000        14,300              5,500               1,039


--------------------

(1) Mr. Wanek resigned as an employee and officer of the Company on February 28, 1997, to pursue other interests.

(2) Represents bonuses earned for the year shown on the table and paid in the following year.

(3) Consists of non-qualified stock options granted under the Stock Incentive Plan. See "Proposal 1--Election of Directors--Executive Compensation--Stock Options."

(4) Other compensation consists of matching contributions made by the Company on behalf of each of the named individuals under its 401(k) profit-sharing plan. Salary deferrals into the 401(k) plan are included in the salary column.

(5) Mr. Grothe was hired by the Company on February 20, 1995. Accordingly, the salary and bonus for 1995 represent only a partial year.

STOCK OPTIONS

The following description of the Stock Incentive Plan is qualified in its entirety by reference to the text of the Stock Incentive Plan.

On May 11, 1992, in connection with the acquisition of Interactive Technologies by the Company, the Company's Board of Directors and stockholders approved the Stock Incentive Plan. The Stock Incentive Plan permits the granting of awards to employees of Interactive Technologies in the form of stock options, restricted stock, restricted stock units, and stock appreciation rights (collectively, "Awards"). Stock options granted under the Stock Incentive Plan are intended to be non-qualified options not meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

The Stock Incentive Plan is intended to assist the Company in hiring and retaining well-qualified employees by allowing them to participate in the ownership and growth of the Company through the grant of Awards. Management feels that the granting of Awards under the Stock Incentive Plan will serve as partial consideration for, and give key employees an additional inducement to, remain in the service of the Company and provide them with an increased incentive to work for the Company's success.

As of February 17, 1997, the Stock Incentive Plan provided for the grant of Awards to acquire up to 2,000,000 shares of Common Stock. As of February 17, 1997, the following stock options were outstanding under the Stock Incentive
Plan:



             Exercise          Number                     Exercise           Number
Series  Price (Per Share)   Outstanding      Series  Price (Per Share)    Outstanding
------  -----------------   -----------      ------   ----------------    -----------
   A          $  5.00          180,200         C            26.75            13,500
   B             7.50            7,000         C            30.75            80,000
   C             5.00           94,700         C            33.50             2,000
   C            23.75           69,350         C            28.75             2,000
   C            25.25            7,500         C            28.31             1,000
   C            22.75            5,000         D             6.00           156,909
   C            25.63            1,500         D            23.75           205,000
   C            29.25            1,000         D            26.75           205,000
   C            27.25            2,000         E            22.56           120,000


As of February 17, 1997, all Series A Options, Series B Options and Series E Options were exercisable, Series C Options to purchase 75,310 shares of Common Stock were exercisable, and Series D Options to purchase 558,709 shares were exercisable. The Company has filed a Registration Statement on Form S-8 registering the resale of the shares purchased upon the exercise of such options.

The following table sets forth information concerning individual grants of all stock options made during the year ended December 31, 1996, to each of the executive officers named in the Summary Compensation Table. Options described in the table were granted under the Company's Stock Incentive Plan as part of an overall incentive compensation program.



                                         OPTION GRANTS IN LAST FISCAL YEAR




                                                                                                 Potential Realizable
                                               Percentage                                           Value at Assumed
                           Number of            of Total                                          Annual Rates of Stock
                           Securities            Options                                         Price Appreciation for
                           Underlying           Granted to                                            Option Term(1)
                           Options              Employees       Exercise        Expiration    -----------------------------
Name                       Granted(2)            in 1996         Price             Date             5%                10%
------------------        -----------          -----------     -----------     ------------   -----------       -----------
Thomas L. Auth                 100,000            32%          $26.75(3)         05/08/06     $ 1,682,293       $ 4,263,261

Stephen J. Wanek                35,000            11%           26.75(3)         05/08/06         588,803         1,492,141

Charles E. Briskey              35,000            11%           26.75(3)         05/08/06         588,803         1,492,141

Robert E. Brunius               35,000            11%           26.75(3)         05/08/06         588,803         1,492,141

Reed G. Grothe                   5,000             2%           26.75(3)(4)      05/08/06          84,115           213,163


------------------

(1) Represents the potential net realizable value of each grant of options assuming that the market price of the underlying Common Stock appreciates in value from its fair market value on the date of grant to the end of the option term at the indicated annual rates. The actual value realized, if any, on stock option exercises will be dependent upon overall market conditions and the future performance of the Company and its Common Stock. There is no assurance that the actual value realized will approximate the amounts reflected in this table.

(2)  The options granted to Messrs. Auth, Wanek, Briskey and Brunius are
     Series D Options, while the options granted to Mr. Grothe are Series C Options. The terms of these options, including the conditions under which they become exercisable, are described in "Proposal 1--Election of Directors--Executive Compensation--Incentive Compensation Program."

(3) Represents the fair market value of the Common Stock at the date of grant as determined by the Board of Directors.

(4) On January 28, 1997, the Board of Directors authorized an exchange of all Series C Options with an exercise price of $22.75 or higher for new options in the identical number, but with a new exercise price equal to the market value of the Common Stock of the Company as of the close of business on January 28, 1997, and with five-year vesting commencing as of January 28, 1997. Recipients of Series C Options with an exercise price of $22.75 or higher were given until March 7, 1997, to accept such an exchange.

     The following information is furnished with respect to the exercise of stock options during the year ended December 31, 1996, by the Company's executive officers named in the Summary Compensation Table and the value at December 31, 1996, of unexercised options held by such individuals. All options were granted under the Company's Stock Incentive Plan.

      AGGREGATED OPTION EXERCISES IN 1996 AND FISCAL YEAR-END OPTION VALUES


                                                              Number of Securities                Value of Unexercised
                       Number of                         Underlying Unexercised Options          "In the Money" Options(2)
                    Shares Acquired      Value           ------------------------------        ------------------------------
Name                 Upon Exercise    Realized(1)         Exercisable     Unexercisable        Exercisable      Unexercisable
---------           ---------------   ------------       ------------     -------------        -----------      -------------
Thomas L. Auth
  Series A Options        ---         $        ---           112,600           ---               $  1,140,075        $    ---
  Series B Options        ---                  ---               ---           ---                        ---             ---
  Series D Options        ---                  ---           259,409         4,000                    578,607             ---
  Series E Options        ---                  ---            60,000           ---                        ---             ---

Stephen J. Wanek
  Series A Options     45,000         $  1,294,219            15,200           ---               $    153,900        $    ---
  Series B Options        ---                  ---             5,900           ---                     44,988             ---
  Series D Options        ---                  ---           104,964         1,400                    331,822             ---
  Series E Options        ---                  ---            20,000           ---                        ---             ---

Charles E. Briskey
  Series A Options     52,400         $  1,504,394               ---           ---               $        ---        $    ---
  Series B Options      1,100               29,700               ---           ---                        ---             ---
  Series D Options      6,500              193,375            93,918         1,400                    231,027             ---
  Series E Options        ---                  ---            20,000           ---                        ---             ---

Robert E. Brunius
  Series A Options        ---         $        ---            52,400           ---               $    530,550        $    ---
  Series B Options        ---                  ---             1,100           ---                      8,388             ---
  Series D Options        ---                  ---           100,418         1,400                    290,339             ---
  Series E Options        ---                  ---            20,000           ---                        ---             ---

Reed G. Grothe
  Series C Options        ---         $        ---            10,600         1,400                        ---             ---


--------------------

(1) These amounts represent the applicable number of shares underlying the options multiplied by the result obtained by subtracting from the fair market value of the Common Stock at the time of exercise the per share exercise prices of the options.

(2) The amounts set forth represent the difference between the $15.125 per share closing price of the Common Stock as quoted on The Nasdaq National Market on December 31, 1996, and the exercise price of the options, multiplied by the applicable number of shares underlying the options.

EMPLOYMENT CONTRACTS

     Messrs. Auth, Briskey, Brunius and Durant have entered into compensation agreements with the Company which provide that their annual base salaries will be not less than $300,000, $140,000, $140,000 and $100,000, respectively. Such compensation agreements have no term and provide for severance pay in an amount equal to six months' base salary if employment is terminated without cause. These compensation agreements also provide that each executive officer is eligible for discretionary incentive bonuses and is entitled to receive benefits that are otherwise provided to employees and/or executives of the Company. As recipients of Stock Options under the Stock Incentive Plan, each of the executive officers is also subject to certain non-compete restrictions.

INCENTIVE COMPENSATION PROGRAM

The principal components of the compensation for the Company's senior officers--I.E., Messrs. Auth, Wanek, Brunius and Briskey (the "Executive Group")--are base salaries, cash bonuses and stock options. Since the acquisition of Interactive Technologies by the Company in May 1992, the amount of the bonuses and the vesting schedule for the stock options have been tied to the financial performance of the Company according to a formula determined annually by the Company's Board of Directors.

On May 8, 1996, the Compensation Sub-Committee approved the 1996 incentive compensation program, consisting of the Executive Group Bonus Plan for Year Ended December 31, 1996 (the "Bonus Plan"), and the Executive Group Employee Stock Options, Series D, Acceleration Plan for the Year Ended December 31, 1996 (the "Acceleration Plan"). Messrs. Auth, Wanek, Brunius and Briskey each were eligible for cash bonuses under the Bonus Plan, the amount of which was dependent upon the Company's level of net sales and operating profit (before amortization of intangible assets and before all bonuses awarded to the Executive Group) in accordance with a formula approved by the Compensation Sub-Committee. As part of the Acceleration Plan, on May 8, 1996, Messrs. Auth, Wanek, Brunius and Briskey were granted by the Compensation Sub-Committee Series D Options for the purchase of an aggregate of 205,000 shares of Common Stock. Under the Acceleration Plan, currently issued, but not vested, prior issues of the Series D Options would become vested and immediately exercisable in accordance with a formula adopted and approved by the Compensation Sub-Committee. If the formula criteria were not met, the Series D Options that did not become vested under the Acceleration Plan would become vested on May 8, 2003. Under the Acceleration Plan, Series D Options held by the following individuals to purchase the following number of shares of Common Stock were determined by the Compensation Sub-Committee to become vested and immediately exercisable as of January 1, 1997: Mr. Auth (103,000 shares), Mr. Wanek (36,050 shares), Mr. Briskey (36,050 shares) and Mr. Brunius (36,050 shares). See "Proposal 1--Election of Directors--Report of the Compensation Committee."

On May 8, 1996, Mr. Grothe was granted by the Compensation Sub-Committee Series C Options for the purchase of 5,000 shares of Common Stock with an exercise price of $26.75. One-fifth of such options vest each year on the anniversary date of the grant until they are fully vested on the fifth such anniversary date. As previously described herein, all holders of Series C Options with an exercise price of $22.75 or more were given the right to exchange such options for new options in the identical number, but with a new exercise price equal to the market value of the Common Stock as of the close of business on January 28, 1997, and with five-year vesting commencing January 28, 1997. On March 7, 1997, Mr. Grothe exchanged 7,000 Series C Options with an exercise price of $23.75 (of which 2,800 would have become vested in April 1997) and 5,000 Series C Options with an exercise price of $26.75 (of which 1,000 would have become vested in May 1997) for 12,000 new options with an exercise price of $16.50 with five-year vesting commencing January 28, 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

Recommendations regarding compensation paid to the Company's executive officers in 1996 were made to the Board of Directors by a Compensation Committee consisting of Thomas L. Auth, W. Wallace McDowell, Jr., Perry J. Lewis and Sangwoo Ahn; Messrs. McDowell, Lewis and Ahn are non-employee directors of the Company. Mr. Auth is President and Chief Executive Officer of the Company, and Mr. Lewis was President of the Company from May 1992 until March 1993.

COMPENSATION OF DIRECTORS

FEES AND REIMBURSEMENT OF EXPENSES

Effective in 1995, the Company's Board of Directors authorized payment to all non-employee directors who are not affiliated with a major stockholder of the Company of a $12,000 per year fee, a fee of $750 per meeting attended of the Board of Directors or a Committee of the Board of which they are members, and the reimbursement of all out-of-pocket expenses incurred by them in attending meetings of the Board or Committees of the Board. Non-employee directors who are affiliated with a major stockholder of the Company are reimbursed for all out-of-pocket expenses incurred by them in attending meetings of the Board or Committees of the Board. The Company's non-employee directors who are not affiliated with a major stockholder of the Company now consist of W. Wallace McDowell, Jr. and Walter R. Barry, Jr. The other non-employee directors now consist of Perry J. Lewis, Sangwoo Ahn and William C. Ughetta, Jr. In 1996, directors' fees of $15,000 were paid to both Mr. McDowell and Mr. Barry.

NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

The following description of the Non-Employee Director Stock Option Plan (the "Director Plan") is qualified in its entirety by reference to the text of the Director Plan.

Effective February 3, 1995, and as approved by the Company's stockholders at the annual meeting of stockholders held on May 10, 1995, Messrs. McDowell, Perry, Ahn, Ughetta and Barry, as non-employee directors of the Company, each was granted under the Director Plan a non-qualified option to purchase 7,500 shares of Common Stock at an exercise price of $25.88 per share, which was the "Fair Market Value" of the Common Stock on such date as defined in the Director Plan (consisting of the officially quoted closing price on the date of grant). The options granted on February 3, 1995, became exercisable to the extent of one-third of the number of shares underlying each option (or 2,500 shares) on the date of grant of the options and on the first and second anniversary dates of the grant of the options. Therefore, as of February 17, 1997, each option was exercisable to the extent of 7,500 shares. Unless the options are exercised or terminated at an earlier date pursuant to their terms, they terminate on February 3, 2000.

The Director Plan is administered by the Board of Directors, which may delegate its authority to a committee of the Board. Except for decisions regarding who is eligible to participate in the Director Plan, the number of shares subject to options granted under the Director Plan, and the exercise price and term of such options (which are determined pursuant to a formula set forth in the Director Plan, as described below), the Board of Directors makes any determinations necessary or advisable for the administration of the Director Plan consistent with its terms, including when and the terms under which the options will vest.

The Director Plan currently provides for the grant of its options to acquire up to 75,000 shares of the Company's Common Stock, and a total of 75,000 shares has been reserved by the Board of Directors for issuance pursuant to options granted under the Director Plan. As of February 17, 1997, 37,500 shares were subject to outstanding options, and 37,500 shares were available for future grants of options under the Director Plan. Only directors that are not employees of the Company, Interactive Technologies, or any other subsidiary of the Company ("Non-Employee Directors") are eligible to receive options under the Director Plan. As of February 17, 1997, there were five Non-Employee Directors serving on the Company's Board. A Non-Employee Director, upon becoming a director of the Company, is automatically granted under the Director Plan an option to purchase 7,500 shares of Common Stock at an exercise price equal to the "Fair Market Value" of the Common Stock on the date of grant, as the term "Fair Market Value" is defined in the Director Plan. Options granted under the Director Plan vest as determined by the Board of Directors at the time of grant. The Board of Directors, in its sole discretion, may permit a participant under the Director Plan to surrender to the Company shares of Common Stock previously acquired by the participant as part or full payment for the exercise of a stock option, and such surrendered shares would be valued at their Fair Market Value on the date of exercise. Options granted under the Director Plan are not intended to be "incentive stock options" within the meaning of the Code.

The Director Plan terminates on February 2, 2005, and no options may be granted under the Plan after such date.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

As required by rules adopted by the Securities and Exchange Commission ("SEC") under Section 16(a) of the Securities Exchange Act of 1934, since November 22, 1994, the Company's directors, executive officers and beneficial owners of at least 10% of the Company's Common Stock have been required to file with the SEC reports regarding their ownership of the Company's Common Stock and any subsequent changes in such ownership. Based upon inquiries made by the Company of its executive officers and directors, and based solely upon copies of such reports received from the Company's 10% beneficial owners of Common Stock, the Company believes that during 1996 all of these filing requirements were satisfied, except that the exercise by W. Wallace McDowell, Jr., Chairman of the Board and a Director of the Company, of an option to purchase 26,000 shares of Common Stock of the Company from MLGAL Partners, L.P. on November 18, 1996, was reported to the SEC under Section 16(a) on December 12, 1996, which was two days past the due date for such reporting.

REPORT OF THE COMPENSATION COMMITTEE

For 1996 and 1997, the Compensation Committee of the Board of Directors consisted and consists of Thomas L. Auth, W. Wallace McDowell, Jr., and Perry
J. Lewis. The Compensation Committee is responsible for assuring that compensation for executives is consistent with the Company's compensation philosophy. The Compensation Committee also administers and makes grants under the Company's Stock Incentive Plan with respect to the Company's key employees, although the Compensation Sub-Committee consisting of Messrs. McDowell and Lewis makes such determinations under the Stock Incentive Plan with respect to the Company's executive officers.

The Company's policy with respect to the compensation of executive officers includes the following beliefs:

1. The Company's compensation system should attract and retain highly-qualified personnel.

2. Executive compensation should include a significant cash bonus component, the amount of which should depend on the financial performance of the Company and the attainment of an executive officer's individual performance goals on behalf of the Company.

3. Executive compensation should also include a significant incentive-based equity component in the form of options or other stock awards.

The principal components of compensation for the Company's executive officers are base salaries, cash bonuses, and stock options. The amounts of the annual base salaries of the Company's executive officers named in the Summary Compensation Table were based in part on information regarding the salaries of executive officers of other companies of a similar size in the security industry.

The other two components of compensation for the Executive Group--cash bonuses and stock options--are incentive based and closely tied to the financial performance of the Company, as determined annually by the Company's Board of Directors and Compensation Sub-Committee, respectively. As previously described above in "Proposal 1--Election of Directors--Executive Compensation--Incentive Compensation Program," on May 8, 1996, the Compensation Sub-Committee approved the 1996 Bonus Plan and Acceleration Plan, under which the cash bonuses for 1996 were determined. The Compensation Sub-Committee determined the grant and vesting of options for executive officers under the 1996 Bonus Plan and Acceleration Plan.

In determining its recommendations for the 1996 Bonus Plan and Acceleration Plan, the Compensation Committee took into account the overall financial performance of the Company, the scope of responsibility of a particular executive officer's position at the Company, and goals regarding the executive officer's performance on behalf of the Company. All of these factors generally were weighted equally by the Compensation Committee and the Board.

Messrs. Auth, Wanek, Brunius and Briskey were each eligible for cash bonuses under the Bonus Plan, the amount of which was determined based on the level of the Company's net sales and operating profit (before amortization of intangible assets and before all bonuses awarded to salaried employees). The Bonus Plan for these four individuals for the year ended December 31, 1996, specifies that, only if certain levels of net sales and operating profits are achieved by the Company, then these individuals will be eligible to receive bonuses, the amount of which then is based on such levels of net sales and operating profit. No bonuses are paid, and no stock options become vested on an accelerated basis, if the minimum levels of net sales and operating profits are not reached by the Company.

As described above, the amount of compensation earned by the Executive Group, including Mr. Auth, includes two significant incentive-based components, the amounts of which are closely tied to the Company's financial performance. In 1994 as compared to 1993, both the Company's net sales and its operating profit (before amortization of intangible assets and before all bonuses awarded to salaried employees) increased. Thus, for 1994, and in accordance with the Bonus Plan as determined by the Board of Directors, the executive officers named in the Summary Compensation Table received an aggregate of $173,250 in bonuses. In 1995 as compared to 1994, both the Company's net sales and its operating profit (before amortization of intangible assets and before all bonuses awarded to said officers) increased, and the executive officers named in the Summary Compensation Table received an aggregate of $306,900 in bonuses. In 1996 as compared to 1995, both the Company's net sales and its operating profit (before amortization of intangible assets and before all bonuses awarded to said officers) increased, and the executive officers named in the Summary Compensation Table who were eligible under this Plan received an aggregate of $328,800 in bonuses.

As part of the Acceleration Plan, and as determined by the Compensation Sub-Committee, on May 8, 1996, Messrs. Auth, Wanek, Brunius and Briskey received Series D Options to purchase an aggregate of 205,000 shares of Common Stock, none of which were then exercisable. Under the Acceleration Plan, a Series D Option to purchase one share of Common Stock becomes vested and exercisable as of a date determined by the Compensation Sub-Committee. Therefore, effective as of January 1, 1997, Series D Options, including Series D Options issued in prior years that have not previously been accelerated by the Compensation Sub-Committee held by Messrs. Auth, Wanek, Brunius and Briskey to purchase an aggregate of 211,150 shares of Common Stock, became exercisable.

Thomas L. Auth, the only member of the Compensation Committee who is an officer and employee of the Company, participates in the discussions of the Compensation Committee of his compensation but does not determine the final recommendations of the Compensation Committee to the Board regarding his compensation. Recommendations regarding the compensation for Mr. Auth are made by the non-employee members of the Compensation Committee using a process and philosophy similar to those used for all other executive officers. The non-employee members of the Compensation Committee, in making their recommendations regarding Mr. Auth's compensation, consider, among other things, the overall performance of the Company along with their own assessment of Mr. Auth's performance and contributions to the Company. The Compensation Committee then includes Mr. Auth in the Bonus Plan and Acceleration Plan, which are later considered by the Board of Directors. The Compensation Sub-Committee (consisting of non-employee members of the Compensation Committee) makes decisions regarding the granting of options and other awards under the Stock Incentive Plan to Mr. Auth and the other executive officers of the Company.

By the 1996 Compensation Committee:

Thomas L. Auth
W. Wallace McDowell, Jr.
Perry J. Lewis

                               PERFORMANCE GRAPH

The Company's Common Stock has been traded on The Nasdaq National Market since November 22, 1994. Prior to that date, there was no public market for the Company's Common Stock. The following graph shows changes during the period from November 22, 1994, to March 31, 1997, in the value of $100 invested in: (1) the Company's Common Stock; (2) the Total Return Index for The Nasdaq Stock Market (U.S.) compiled by the Center for Research in Securities Prices ("CRSP") at the University of Chicago, Chicago, Illinois; and (3) the CRSP Total Return Index for Nasdaq Non-Financial Stocks. The values of each investment as of the dates indicated are based on share prices plus any dividends paid in cash, with the dividends reinvested on the date they were paid. The calculations exclude trading commissions and taxes.



                           [GRAPH TO BE INSERTED HERE]










                         11/22/94   12/30/94    12/29/95   12/31/96    03/31/97
                        ---------   --------    --------   --------    -------
Nasdaq (US)             $  100.00   $ 101.54    $ 143.59   $ 176.63    $
Nasdaq Non-Financial       100.00     101.36      141.25     171.62
ITI Technologies, Inc.     100.00     139.61      183.08      93.08

                             PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of the Common Stock of the Company as of February 17, 1997, by (i) each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each director (who together constitute all nominee directors), (iii) each executive officer named in the Summary Compensation Table, and (iv) all executive officers and directors as a group.


                 Name of Beneficial                                             Amount of
             Owner of Identity of Group                                  Beneficial Ownership(1)
  -------------------------------------------------                      -----------------------
                                                                           Shares      Percent
                                                                         ----------   ---------
MLGAL Partners, L.P.(2)(3). . . . . . . . . . . . . . . . . . . . . .     1,281,159       15.2%
MLGA Fund II, L.P.(2)(3). . . . . . . . . . . . . . . . . . . . . . .     1,281,159       15.2%
Investment Advisors, Inc. . . . . . . . . . . . . . . . . . . . . . .       811,400        9.6%
Merrill Lynch & Co., Inc.(4). . . . . . . . . . . . . . . . . . . . .       680,700        8.1%
Merrill Lynch Group, Inc.(4). . . . . . . . . . . . . . . . . . . . .       680,700        8.1%
Princeton Services, Inc.(4) . . . . . . . . . . . . . . . . . . . . .       680,700        8.1%
Fund Asset Management, L.P.(4). . . . . . . . . . . . . . . . . . . .       547,400        6.5%
Merrill Lynch Special Value Fund, Inc.(4) . . . . . . . . . . . . . .       547,400        6.5%
Artisan Partners Limited Partnership(5) . . . . . . . . . . . . . . .       454,000        5.4%
Artisan Investment Corporation(5) . . . . . . . . . . . . . . . . . .       454,000        5.4%
Andrew A. Ziegler(5). . . . . . . . . . . . . . . . . . . . . . . . .       454,000        5.4%
Carlene Murphy Ziegler(5) . . . . . . . . . . . . . . . . . . . . . .       454,000        5.4%
Thomas L. Auth. . . . . . . . . . . . . . . . . . . . . . . . . . . .       671,484(7)     7.6%
Robert E. Brunius . . . . . . . . . . . . . . . . . . . . . . . . . .       253,511(7)     3.0%
Charles E. Briskey. . . . . . . . . . . . . . . . . . . . . . . . . .       156,793(7)     1.8%
Stephen J. Wanek. . . . . . . . . . . . . . . . . . . . . . . . . . .       150,028(7)     1.8%
Perry J. Lewis(6) . . . . . . . . . . . . . . . . . . . . . . . . . .        55,156(7)      *
W. Wallace McDowell, Jr.  . . . . . . . . . . . . . . . . . . . . . .        53,500(7)      *
Sangwoo Ahn(6). . . . . . . . . . . . . . . . . . . . . . . . . . . .        50,156(7)      *
William C. Ughetta, Jr.(6). . . . . . . . . . . . . . . . . . . . . .        16,500(7)      *
Walter R. Barry, Jr.  . . . . . . . . . . . . . . . . . . . . . . . .         7,500(7)      *
Reed G. Grothe  . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,309(7)      *
All executive officers and directors as a
    group (13 persons). . . . . . . . . . . . . . . . . . . . . . . .     1,553,562(7)    16.7%


--------------------

*   Less than 1%.

(1) Percentages of outstanding shares are based on 8,414,062 shares of Common Stock outstanding as of February 17, 1997. Shares of Common Stock subject to options granted under the Company's Stock Incentive Plan which currently are exercisable, or which become exercisable within 60 days, are deemed outstanding for computing the number and percentage ownership of the person holding such options but are not deemed outstanding for computing the percentages with respect to other persons. Except as otherwise noted, the persons named in the table and footnotes have sole voting and investment power with respect to all shares of Common Stock reported as beneficially owned by them.

(2) The business address of MLGAL Partners, L.P. and MLGA Fund II, L.P. is Two Greenwich Plaza, Greenwich, Connecticut 06830.

(3) MLGAL Partners, L.P., controls MLGA Fund II, L.P., and thus the 1,281,159 shares of Common Stock owned of record by MLGA Fund II, L.P., are also shown as being owned by MLGAL Partners, L.P.

(4)  Merrill Lynch & Co., Inc. and various of its subsidiaries filed a
     Schedule 13G (the "Merrill Schedule 13G") with the SEC reporting beneficial ownership of an aggregate of 680,700 shares of Common Stock of the Company. Three of the persons filing the Merrill Schedule 13G, Merrill Lynch & Co., Inc., a Delaware corporation with its principal place of business at World Financial Center, North Tower, 250 Vesey Street, New York, New York ("ML&Co."), Merrill Lynch Group, Inc., a Delaware corporation with its principal place of business at World Financial Center, North Tower, 250 Vesey Street, New York, New York ("ML Group"), and Princeton Services, Inc., a Delaware corporation with its principal place of business at 800 Scudders Mill Road, Plainsboro, New Jersey ("PSI"), are parent holding companies pursuant to Rule 13d-1(b)(1)(ii)(G) under the Securities Exchange Act of 1934 (the "1934
     Act"). The relevant subsidiaries of ML&Co. are ML Group and PSI, which is the general partner of Fund Asset Management, L.P. d/b/a Fund Asset Management ("FAM") and Merrill Lynch Asset Management, L.P. d/b/a Merrill Lynch Asset Management ("MLAM"). The relevant subsidiary of ML Group is PSI. ML&Co. may be deemed to be the beneficial owner of certain of the reported securities of the Company held by or deemed to be beneficially owned by its control of its wholly-owned subsidiary, ML Group. ML Group, a wholly-owned direct subsidiary of ML&Co., may be deemed to be the beneficial owner of certain of the reported securities of the Company by virtue of its control of its wholly-owned subsidiary, PSI. PSI, a wholly-owned direct subsidiary of ML Group, may be deemed to be the beneficial owner of certain of the reported securities of the Company by virtue of its being the general partner of FAM. FAM, a Delaware limited partnership with its principal place of business at 800 Scudders Mill Road, Plainsboro, New Jersey, is an investment adviser registered under
     Section 203 of the Investment Advisers Act of 1940 (the "Advisers Act"). FAM may be deemed to be the beneficial owner of certain of the reported securities of the Company as a result of acting as investment adviser to one or more investment companies registered under Section 8 of the Investment Company Act of 1940 (the "Investment Company Act"), and/or one or more private accounts. One registered investment company advised by FAM, Merrill Lynch Special Value Fund, Inc., is the beneficial owner of certain of the reported securities of the Company, and is a reporting person. MLAM, a Delaware limited partnership with its principal place of business at 800 Scudders Mill Road, Plainsboro, New Jersey, is an investment adviser registered under Section 203 of the Advisers Act.
     MLAM may be deemed to be the beneficial owner of certain of the reported securities of the Company as a result of acting as investment adviser to one or more investment companies registered under Section 8 of the Investment Company Act, and/or one or more private accounts. Pursuant to Rule 13d-4 under the 1934 Act, ML&Co., ML Group and PSI disclaim beneficial ownership of the reported securities of the Company. All of the foregoing information set forth in this footnote is from the Merrill
     Schedule 13G.

(5) A Schedule 13G was filed with the SEC by Artisan Partners Limited Partnership, Artisan Investment Corporation, Andrew A. Ziegler and Carlene Murphy Ziegler (the "Artisan Schedule 13G") reporting beneficial ownership of an aggregate of 454,000 shares of Common Stock of the Company. Artisan Partners serves as investment adviser to Artisan Funds, Inc. Series Designated Artisan Small Cap Fund (the "Artisan Fund"). Various of Artisan Partners' limited partners and employees are also officers and trustees of the Artisan Fund, but Artisan Partners does not consider the Artisan Fund to be controlled by such persons. Although the Artisan Fund is not controlled by Artisan Partners pursuant to Rule 13d-3(a) under the 1934 Act, the shares beneficially owned by the Artisan Fund, with respect to which the Artisan Fund has delegated to Artisan Partners shared voting power and shared dispositive power, are considered to be shares beneficially owned by Artisan Partners by reason of such delegated powers. All of the foregoing information set forth in this footnote is from the Artisan Schedule 13G.

(6) Messrs. Ahn, Lewis, Ughetta, John A. Morgan and Ira Starr may be deemed to be affiliates of MLGAL Partners, L.P.; Mr. Starr owns no shares of Common Stock directly. These individuals each disclaims beneficial ownership of the shares directly owned by MLGAL Partners, L.P. The business address of these individuals is MLGAL Partners, L.P., Two Greenwich Plaza, Greenwich, Connecticut 06830.

(7) Includes options granted under the Stock Incentive Plan and the Director Plan to purchase the following number of shares held by the following individuals, which options are currently exercisable or will become exercisable within 60 days of February 17, 1997: Mr. Auth (432,009),
     Mr. Brunius (173,918), Mr. Briskey (113,918), Mr. Wanek (146,064), Mr.
     McDowell (7,500), Mr. Ahn (7,500), Mr. Lewis (7,500), Mr. Ughetta (7,500), Mr. Barry (7,500), and Mr. Reichert (4,700), Mr. Grothe (2,800),
     Mr. Durant (1,500) and Mr. Paulson (800). The vested options to purchase 7,500 shares held by Messrs. Ahn, Lewis, Ughetta, McDowell and Barry were granted under the Director Plan. The business address of Mr. Auth is Interactive Technologies, Inc., 2266 North Second Street, North St. Paul, Minnesota 55109.


                                     PROPOSAL 2

        AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF
                        AUTHORIZED SHARES OF COMMON STOCK

DESCRIPTION OF THE PROPOSED AMENDMENT

On January 28, 1997, the Board of Directors unanimously approved and recommended that the Company's stockholders consider and approve an amendment to the Fifth Article of the Company's Certificate of Incorporation ("Certificate") to increase the number of shares of Common Stock which the Company is authorized to issue from 15,000,000 shares to 30,000,000 shares. The proposed amendment would become effective upon the filing of a certificate of amendment with the Delaware Secretary of State. Upon the effectiveness of the proposed amendment, the Fifth Article of the Company's Certificate of Incorporation would read in its entirety as follows:

     FIFTH: The total number of shares of stock which the Corporation shall have authority to issue is 30,000,000, and the par value of such shares is $0.01 per share, amounting in the aggregate to $300,000.

As of April 1, 1997, of the 15,000,000 shares of Common Stock authorized, there were ___________ shares of Common Stock outstanding, ___________ shares held as treasury shares, and ___________ shares reserved for issuance under the Stock Incentive Plan, the Director Plan and the Stockholder Rights Plan ("Rights Plan") adopted by the Company in November 1996. The remaining ___________ shares are available to be issued by the Company. The proposed additional 15,000,000 shares of Common

Stock would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding.

PURPOSES AND EFFECTS OF THE PROPOSED AMENDMENT

The Board of Directors believes that it is important for the Company to have a sufficient reserve of shares of Common Stock available for the future needs of the Company. Increasing the number of authorized shares of Common Stock would provide for a sufficient number of shares for issuance under the Stock Incentive Plan, the Director Plan and the Rights Plan; would facilitate the acquisition of other companies, by merger or otherwise; and would make shares available for other corporate purposes, including any future issuances of Common Stock in public or private financings, Common Stock dividends and splits, and the exercise or conversion of any options, warrants, convertible securities or rights which may hereafter be issued by the Company. Having additional authorized shares of Common Stock available for issuance in the future will give the Company greater flexibility without the expense and delay incidental to obtaining stockholder approval of an amendment to the Certificate increasing the number of authorized shares at the time of any such action, except as may be required for a particular issuance by applicable law, rules or regulations.

The Company is seeking to expand through acquisitions in appropriate circumstances and may use Common Stock in one or more of such acquisitions. Other than such acquisitions and the issuance of Common Stock upon the exercise of options granted or to be granted under the Stock Incentive Plan and the Director Plan and any issuances of shares upon exercise of the Rights granted under the Rights Plan, there is no present intent to issue shares in public or private offerings, upon the payment of stock dividends, in stock splits, or upon the issuance of options, warrants, convertible securities, rights, or any other issuances involving the Company's Common Stock.

Under certain circumstances, the shares available for additional issuance could have an adverse effect on the market price and liquidity of the Common Stock or could make it more difficult for another person or entity to effect a merger with or otherwise obtain control of the Company. The issuance of the additional shares by the Board in any public or private sale, merger, or similar transaction would increase the number of outstanding shares and thereby dilute the equity interest and voting power of a party attempting to obtain control of the Company. Also, the additional shares of Common Stock could be privately placed with purchasers who might side with management of the Company in opposing a tender offer by a third party. However, the amendment to the Certificate is not being proposed in response to any effort known to the Company's management to acquire control of the Company, and the Board of Directors has no present intention of issuing additional shares for such purpose.

STOCKHOLDER APPROVAL

The affirmative vote of a majority of the outstanding shares of Common Stock of the Company is required for approval of the proposed amendment to the Certificate of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE AS SET FORTH IN PROPOSAL 2.


                               PROPOSAL 3
         RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

On March 11, 1997, and subject to the ratification of the holders of the Company's Common Stock, Coopers & Lybrand L.L.P., who have been the Company's accountants since 1992, was selected by the Company's Board of Directors as the independent accountants to audit the Company's consolidated financial statements for the year ending December 31, 1997. If the holders of the Common Stock do not ratify the selection of Coopers & Lybrand L.L.P., other independent accountants will be considered and selected by the Board of Directors. All proxies received in response to this solicitation will be voted in favor of the ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants, unless other instructions are indicated thereon.

Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

STOCKHOLDER APPROVAL

The affirmative vote of a majority of the voting power of the shares present in person or by proxy at the Annual Meeting and entitled to vote (assuming a quorum is present) is required to ratify the appointment of Coopers & Lybrand L.L.P. as the independent accountants for the Company for the year ending December 31, 1997.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE INDEPENDENT ACCOUNTANTS AS SET FORTH IN PROPOSAL 3.

                             OTHER BUSINESS

All items of business intended by the management to be brought before the meeting are set forth in this Proxy Statement, and the management knows of no other business to be presented. If other matters of business not presently known to the Board of Directors shall be properly raised at the Annual Meeting, the person named as the proxies will vote on such matters in accordance with their best judgment.

                       FUTURE STOCKHOLDER PROPOSALS

Under the Securities Exchange Act of 1934, the stockholders of the Company have certain rights to have stockholder proposals included within the Proxy Statement of the Company for the Company's annual stockholders' meeting in 1998. Any voting stockholder desiring to submit a proposal for consideration at the 1998 annual meeting should forward the proposal so that it will be received in the Company's principal executive offices no later than December 12, 1997. Proposals received by that date that are proper for consideration at the Annual Meeting and otherwise conform to the rules of the Securities and Exchange Commission will be included in the 1998 Proxy Statement. Due to the technical nature of the rights of stockholders and the Company in this area, a stockholder desiring to make a stockholder proposal should consider consulting his or her personal legal counsel with respect to such rights.

                           FINANCIAL INFORMATION

The Company's 1996 Annual Report to Stockholders, including, but not limited to, the balance sheets as of December 31, 1996, and 1995 and the statements of income, stockholders' equity and cash flows for the years ended December 31, 1996, 1995 and 1994, accompanies these materials. A copy of the 1996 Annual Report to Stockholders may be obtained without charge upon request to the Company. In addition, the Company will provide without charge to any stockholder solicited hereby, upon written request of such stockholder, a copy of its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission. Requests should be directed to Martha Carlson, ITI Technologies, Inc., 2266 North Second Street, North St. Paul, Minnesota 55109.

                                        By Order of the Board of Directors



Dated:  April 11, 1997                  CHARLES A. DURANT
                                        Secretary

PROXY                        ITI TECHNOLOGIES, INC.
                             A DELAWARE CORPORATION
           2266 NORTH SECOND STREET, NORTH ST. PAUL, MINNESOTA 55109
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    Thomas L. Auth and Charles A. Durant, and either of them, are hereby appointed Proxies, each with the power to appoint his substitute, to represent and to vote, as designated below, all shares of common stock of ITI Technologies, Inc. ("Company") held of record by the undersigned on April 7, 1997 at the Annual Meeting of Stockholders to be held on May 22, 1997 or any adjournment thereof.

1.  ELECTION OF  FOR all six nominees listed      WITHHOLD AUTHORITY
    DIRECTORS:   below                            to vote for all nominees
                 (except as marked to the         listed below / /
                 contrary below). / /
(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below.)
     THOMAS L. AUTH,  W. WALLACE MCDOWELL, JR.,  PERRY J. LEWIS,   SANGWOO
            AHN,  WILLIAM C. UGHETTA, JR.  AND  WALTER R. BARRY, JR.
2. PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 30,000,000
            / / FOR             / / AGAINST             / / ABSTAIN
3. PROPOSAL TO RATIFY THE SELECTION OF COOPERS & LYBRAND, L.L.P. AS THE INDEPENDENT ACCOUNTANT TO AUDIT THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1997.
            / / FOR             / / AGAINST             / / ABSTAIN

    In the event of the inability or unwillingness of one or more of the above-named nominees to serve as a director at the time of the Annual Meeting on May 22, 1997 or of any adjournments thereof, the shares represented by the proxies will be voted in favor of the remainder of such nominees and may also, in the discretion of the holders of said proxies, be voted for other nominees not named herein in lieu of those unable or unwilling to serve. As of the date hereof, the Board of Directors knows of no nominee who is unable or unwilling to serve.

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting; management is not presently aware of any such matters to be presented for action at the Annual Meeting.

        (CONTINUED, AND TO BE COMPLETED AND SIGNED, ON THE REVERSE SIDE)

                        (CONTINUED FROM THE OTHER SIDE)

    The undersigned hereby ratifies and confirms all the parties shall lawfully do or cause to be done by virtue hereof and hereby revokes all proxies previously given to vote such shares.

    This Proxy, when properly executed, shall be voted in the manner indicated by the undersigned stockholder, but if no direction is made, this Proxy will be voted for the directors named in the Proxy Statement, in favor of the proposed amendment to the Company's Certificate of Incorporation and in favor of the proposal to ratify the selection of Coopers & Lybrand, L.L.P. to audit the consolidated financial statements of the Company for the year ending December 31, 1997.

    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or in some other fiduciary capacity, please give full title as such.

                                             If a corporation, please sign in
                                             full corporate name by president or
                                             other authorized officer(s). If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person(s).

                                             Dated:

                                            -----------------------------------,
                                             1997

                                             -----------------------------------
                                             Signature

                                             -----------------------------------
                                             Signature if held jointly

  (PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED
                                   ENVELOPE.)